SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                  July 15, 1999
                Date of Report (Date of earliest event reported)





                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

      33-13760-LA                                       87-0444770
(Commission File Number)                    (IRS Employer Identification Number)


        397 N. Sam Houston Parkway East, Suite 375, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

     On July 15, 1999, GulfWest Oil Company ("GulfWest" or the "Company") sold four million (4,000,0000) shares of the Company's Class A Common Stock (the "Common Stock") to J. Virgil Waggoner, a director and significant shareholder of the Company, in a private offering at $.75 per share (the "Offering Price") for a total price of $3,000,000, to be paid in cash from personal funds. The Company will use the proceeds for additional acquisitions and development of oil and natural gas reserves owned by the Company, and for working capital.

     As a result of and giving effect to the transactions described below, at July 15, 1999, Mr. Waggoner beneficially owned and had sole voting and dispositive power for 8,983,884 shares, representing 78.2% of the Company's Common Stock, which included 4,250,000 shares issuable subject to the conversion of presently convertible preferred stock and 20,000 shares issuable subject to the exercise of presently exersicable options.

     Prior to July 15, 1999, Mr. Waggoner beneficially owned and had sole voting and dispositive power for 1,583,884 shares, representing 38.8% of the shares of the Company's Common Stock, which included 870,000 shares subject to presently exercisable options.

     Mr. Waggoner has been a director of the Company since December 1, 1997. In December 1996, he agreed to personally guarantee the Company's revolving line-of-credit with a financial institution for $2,000,000, which was increased to $2,750,000 in 1997 and to $3,000,000 in 1998. On December 15, 1997, he
granted a loan to the Company in the amount of $1,000,000, bearing interest at the floating Prime Rate, which was 8.5% at the time of the loan. The $1,000,000 principal amount of the loan was converted to 615,384 shares of Common Stock in a private offering on June 29, 1998 at a rate of $1.625 per share of Common Stock.

     In two transactions on December 28, 1998 and May 28, 1999, Mr. Waggoner converted $1,915,000 and $635,000, respectively, in outstanding principal and interest of loans previously made to the Company to shares of the Company's Series BB Convertible Preferred Stock, par value $.01 and liquidation value $500 per share (the "Series BB Preferred Stock"). Mr. Waggoner is the sole shareholder of the Series BB Preferred Stock. The Series BB Preferred Stock was convertible to Common Stock, subject to shareholder approval, one (1) year from the date of issue at a conversion rate of $.60 per share of Common Stock. On July 15, 1999, the Company agreed to amend the terms of the Series BB Preferred Stock to make it convertible at anytime, at the option of the holder. The market closing price of the Common Stock on December 28, 1998 and May 28, 1999 was $.60 and $.375 per share, respectively.

     As part of the line of credit guaranty and loan transactions discussed above, the Company had granted Mr. Waggoner a series of options (the "Options") to purchase an aggregate of 850,000 shares of Common Stock with an exercise date of July 1, 1999 and an exercise price of $1.25 per share of Common Stock. On July 15, 1999, Mr. Waggoner and the Company mutually agreed to irrevocably void the Options retroactively to the dates of issue.

     At July 15, 1999, the Company had obtained agreements with twenty-four (24) stockholders of the Company's 9% Cumulative Convertible Class AAA Preferred Stock, par value $.01 and liquidation value $500 per share (the "Class AAA Preferred Stock") to convert their Class AAA Preferred Stock, valued at an aggregate of $1,612,500, plus accrued dividends of $290,250, to Common Stock at a conversion rate of $.90 per share of Common Stock, which is 120% of the Offering Price. Upon the conversion, the Company will issue an aggregate of 2,114,166 shares of Common Stock to these holders, which will result in a reduction of Mr. Waggoner's beneficial ownership from 78.2% to 66.1% of the Company's Common Stock.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  c)       Exhibits

                           21.1 Security  Ownership of Certain  Beneficial
                                Owners and Management filed herewith.

                           21.2 Form of Letter of Agreement with Class AAA
                                Preferred Stockholders, dated July 7, 1999, filed herewith.

                           21.3 Press release issued by the Company on July 12,
                                1999 announcing the sale of $3,000,000 of Common Stock to Mr. J. Virgil Waggoner, a director and significant shareholder, and the agreement with the Class AAA Preferred Stockholders to convert their preferred stock to Common Stock, filed herewith.


                                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GULFWEST OIL COMPANY



Date: July 23, 1999                      By:/s/ Jim C. Bigham
                                            Jim C. Bigham
                                            Executive Vice President\Secretary

                                                                                               Exhibit 21.1
         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth  information as of July 15, 1999,  regarding the beneficial  ownership of Common Stock by each person known by the Company to own  beneficially 5% or more of the outstanding  Common Stock,  each director of the Company,  certain named executive officers,  and the directors and executive officers  of the Company as a group.  The  persons  named in the table have sole voting and investment  power with respect to all shares of Common Stock owned by them, unless otherwise noted.
Name and Address of
   Beneficial Owner                             Amount and
                                                Nature of
                                                Beneficial
                                                Ownership   (Note)      Percent

John E. Loehr                                     492,159     1,2         6.4%
Marshall A. Smith III                             333,520     2,3         4.4%
Thomas R. Kaetzer                                 116,000     2,4         1.6%
Jim C. Bigham                                     160,935     2,5         2.2%
Richard L. Creel                                   35,000     2,6          *
Henri M. Nevels                                    31,430     2,7          *
Anthony P. Towell                                 365,683     2,8         4.8%
J. Virgil Waggoner                              8,983,884     2,9        78.2%
All current directors and
officers as a group (8 persons)                10,519,611     10         82.3%
Anaconda Opportunity Fund                         604,444     11          7.7%
Carlin Equities Corporation                       377,777     12          5.0%
Renier Nevels                                     390,000     13          5.1%


*        Less than 1%

1 Includes 322,159 shares subject to presently exercisable warrants and options and 20,494 shares held directly; 6,000 shares subject to presently exercisable warrants, 76,923 shares issuable upon conversion of a debenture, 39,333 shares issuable upon conversion of presently convertible Preferred Stock, and 25,250 shares held by ST Advisory Corporation; and 2,000 shares held by his Mr. Loehr's daughter's trust, the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

2 Shareholder's address is 397 N. Sam Houston Parkway East, Suite 375, Houston, Texas 77060.

3         Includes 16,000 shares subject to warrants exercisable at 09/01/99.

4 Includes 290,000 shares subject to presently exercisable warrants and options and 40,104 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith disclaims beneficial ownership of the shares and warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith.

5 Includes 120,000 shares subject to presently exercisable warrants and options, and 40,935 shares held directly, and 1,000 shares held by Jeff G. Gray, son of Mr. Bigham.

6         Includes 30,000 subject to presently exercisable options.

7 Includes 31,430 shares subject to presently exercisable warrants and options. Mr. Nevels disclaims beneficial ownership of the shares and warrants owned by his father, Renier Nevels.

8 Includes 262,222 shares issuable upon conversion of presently convertible Preferred Stock, 60,000 shares subject to presently exercisable warrants and options, and 38,461 shares issuable upon conversion of a debenture.

9 Includes 4,250,000 shares subject to presently convertible Preferred Stock and 20,000 shares subject to presently exercisable options.

10 Includes 5,562,528 shares subject to presently exercisable warrants, options and convertible securities.

11 Includes 524,444 shares issuable upon conversion of presently convertible preferred stock and 80,000 shares subject to presently exercisable warrants. Shareholder's address is c/o Anaconda Capital, 730 Fifth Avenue, 15th Floor, New York, New York 10019.

12 Includes 327,777 shares issuable upon conversion of presently convertible preferred stock and 50,000 shares subject to presently exercisable warrants. Shareholder's address is 250 Park Avenue, 12th Floor, New York, New York 10017.

13 Includes 195,000 shares issuable upon conversion of presently convertible preferred stock at a price per share of Common Stock of $5.00, and 405,000 shares subject to presently exercisable warrants. Shareholder's address is P. O. Box 1, 3680 Maaseik, Belgium.

                                                                    Exhibit 21.2

                           Form of Letter of Agreement
                      with Class AAA Preferred Stockholder



(GulfWest Oil Company Letterhead)


                                                                   July 7, 1999

(Class AAA Preferred Stockholder)

Dear Stockholder,

     This letter is to obtain your agreement to amend Section 7 of the Certificate of the Designation, Preferences, Rights and Limitations of the Class AAA Preferred Stock of GulfWest Oil Company (the "Amendment"). The conversion price will change from the lesser of $3.50 per share or 70% of the average closing bid price of the Company's Common Stock to a set price equal to 120% of the sales price per share of GulfWest's $3 million private offering of Common Stock (the "Offering"). The conversion of the Preferred Stock and unpaid dividends to Common Stock at the set price will occur simultaneously with the closing of the Offering. The Amendment will be predicated upon the successful close of the Offering.

     If you agree to the Amendment, please acknowledge below and fax the executed copy to me at (713) 974-0617. I greatly appreciate your cooperation in this matter.

                                                   Sincerely,


                                                   \s\ Marshall A. Smith
                                                   Marshall A. Smith, CEO



Signed:\s\ (Class AAA Preferred Stockholder)

                                                                    Exhibit 21.3

                       Press Release Issued by the Company



FOR IMMEDIATE RELEASE Contact: Thomas R. Kaetzer, President, GulfWest Oil Company, 397 N. Sam Houston Prkwy. East, Suite 375, Houston,Texas 77060 (281-820-1919)


                       GULFWEST SELLS $3 MILLION OF EQUITY
             Proceeds to be Used for Acquisition and Development of
                     Company's Oil and Natural Gas Reserves

     HOUSTON, TEXAS, July 12, 1999 - GulfWest Oil Company (OTC: GULF Boston Stock Exchange: GFW), announced today it has sold $3,000,000 of Common Stock to a director at $.75 per share to be used for additional acquisitions and development of oil and natural gas reserves owned by the Company.

     "In the near term, this allows us to continue our immediate workover program, increasing production and cashflow, and taking advantage of the higher prices. For the longer term, this is further evidence of the continued commitment of the Board of Directors and management to support the Company and fund additional development and acquisitions", explained Thomas R. Kaetzer, president.

     The Company also announced today that it has reached agreement with holders of the Company's 9% Cumulative Convertible Class AAA Preferred Stock to convert all of their stock and accrued dividends to Common Stock at $.90 per share.

     "The conversion of the Class AAA Preferred Stock is an important step toward the recapitalization of GulfWest, as this transaction eliminates any Preferred Stock with conversion to Common Stock at a discount to the market price of the Common Stock," stated Mr.Anthony Towell, chairman.

                                  *************

The matters discussed herein may contain "forward-looking" statements that involve risks and uncertainties including, without limitation, competitive factors in the marketplace.